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                                                                     EXHIBIT 2.2
                                                              Version para firma


CONTRATO DE CAUCION BURSATIL QUE CELEBRAN AZTECA HOLDINGS, S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR EL SENOR RICARDO BENJAMIN SALINAS PLIEGO ("AZTECA HOLDINGS"); INVEX CASA DE BOLSA, S.A. DE C.V., INVEX GRUPO FINANCIERO,
REPRESENTADA  EN  ESTE  ACTO  POR EL  SENOR  LUIS  ENRIQUE  ESTRADA  RIVERO  (EL
"DEPOSITARIO");  INVEX CASA DE BOLSA,  S.A.  DE C.V.,  INVEX  GRUPO  FINANCIERO,
REPRESENTADA EN ESTE ACTO POR EL SENOR LUIS ENRIQUE ESTRADA RIVERO (EL "EJECUTOR"); Y THE BANK OF NEW YORK, REPRESENTADO EN ESTE ACTO POR EL SENOR MIGUEL BARRIOS ("BONY" O EL "INDENTURE TRUSTEE"), DE CONFORMIDAD CON LOS SIGUIENTES ANTECEDENTES, DECLARACIONES, DEFINICIONES Y CLAUSULAS:



                             A N T E C E D E N T E S

1. Azteca Holdings celebrara con BONY un Indenture con fecha 13 de mayo de 2003 (en lo sucesivo, junto con cualesquiera modificaciones al mismo, el "Indenture"), mediante el cual se emitiran Titulos de Deuda (Senior Secured Notes) (el "Bono de Azteca Holdings"), a una tasa de interes del 10 3/4% anual y cuyo vencimiento sera el dia 15 de junio de 2008.

2. De conformidad con el Indenture, Azteca Holdings tendra la obligacion de garantizar el Bono de Azteca Holdings, entre otros, mediante el otorgamiento en Caucion Bursatil de un total de 42,370,449 Certificados de Participacion Ordinaria ("CPO's") emitidos por TV Azteca, S.A. de C.V. ("TV Azteca"), propiedad de Azteca Holdings (los "CPO's TVA").


                            D E C L A R A C I O N E S


I.- Azteca Holdings, por conducto de su representante, declara que:

I.1. Es una sociedad anonima debidamente constituida de conformidad con las leyes de los Estados Unidos Mexicanos, tal y como lo acredita mediante la Escritura Publica numero 45,888 de fecha 23 de junio de 1992 otorgada ante la fe del Lic. Jorge Alfredo Dominguez Martinez, Notario Publico numero 140 del
Distrito Federal, cuyo primer testimonio quedo debidamente inscrito en el Registro Publico de la Propiedad y del Comercio del Distrito Federal bajo folio mercantil numero 171,099 el dia 9 de marzo de 1993, bajo el nombre de Impulsora de Frecuencias, S.A. de C.V. Asimismo, por Escritura Publica numero 45,990 de fecha 16 de abril de 1997, otorgada ante la fe del Lic. Francisco Javier Gutierrez Silva, Notario Publico numero 147 del Distrito Federal,


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cuyo primer testimonio quedo  debidamente  inscrito en el Registro Publico de la
Propiedad y del Comercio del Distrito Federal bajo el folio mercantil numero 171,099 el dia 21 de mayo de 1997, se hizo constar la protocolizacion del Acta
de  la  Asamblea   General   Extraordinaria   de  Accionistas  de  Impulsora  de
Frecuencias, S.A. de C.V. en la cual se acordo el cambio de denominacion de la sociedad por la de Azteca Holdings, S.A. de C.V. Copia de dichos documentos se agrega al presente como Anexo "A".

I.2. Su representante cuenta con las facultades necesarias para la celebracion del presente Contrato, tal y como lo acredita con la escritura publica numero 48,146 de fecha 7 de mayo de 1993 otorgada ante la fe del Lic. Jorge Alfredo Dominguez Martinez, Notario Publico numero 140 del Distrito Federal, debidamente inscrita ante el Registro Publico de Comercio del Distrito Federal con fecha 9 de junio de 1993, mismas que a la fecha no le han sido revocadas, modificadas ni limitadas en forma alguna. Copia de dicho documento se agrega al presente como Anexo "B".

I.3. Es la legitima propietaria y beneficiaria legal, libres de todo gravamen, garantia u otra carga o derecho de terceros, de los 42,370,449 CPO's TVA.

I.4. Es su voluntad celebrar el presente Contrato con el objeto de otorgar en caucion bursatil los 42,370,449 CPO's TVA, con la finalidad de garantizar el cumplimiento de las Obligaciones Garantizadas (segun dicho termino se define mas adelante).

I.5. En la fecha de firma del presente Contrato, los CPO's TVA que seran otorgados en Caucion Bursatil por virtud del presente Contrato se encuentran depositados en Indeval (segun dicho termino se define mas adelante), por virtud de lo dispuesto en el Contrato de Intermediacion Bursatil (segun dicho termino se define mas adelante) que tiene celebrado con el Depositario. Copia de dicho documento se agrega al presente como Anexo "C".

I.6. La celebracion, cumplimiento y otorgamiento de la Caucion (segun dicho termino se define mas adelante), no contraviene ninguna ley aplicable, sus estatutos sociales o cualquier restriccion contractual que afecte a Azteca Holdings o a cualquiera de sus propiedades.

I.7. Todas las autorizaciones o aprobaciones necesarias han sido otorgadas y satisfechas para efectos de otorgar el presente Contrato de manera valida y para cumplir con todos los terminos y condiciones establecidos en el presente Contrato.

I.8. Hasta donde es de su conocimiento, no se encuentra pendiente, ni se amenaza presentar en su contra ante tribunal, dependencia gubernamental o arbitro alguno, accion o procedimiento alguno que pueda afectar la legalidad o validez del presente Contrato asi como de los CPO's TVA objeto del mismo.


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II.- Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero en su caracter de
Depositario y Ejecutor, por conducto de su representante, declara que:

II.1.- Es una sociedad legalmente constituida de conformidad con las leyes de los Estados Unidos Mexicanos, segun se acredita mediante la Escritura Publica que se agrega al presente como Anexo "D".

II.2.- Su representante cuenta con las facultades necesarias para obligarlo en terminos del presente Contrato, segun se acredita mediante la Escritura Publica que se agrega al presente como Anexo "E", mismos que a la fecha no le han sido revocados, modificados o limitados en forma alguna.

II.3.- Se encuentra autorizada para actuar como casa de bolsa, segun oficio expedido por la Comision Nacional de Valores (actualmente Comision Nacional Bancaria y de Valores) con el numero 10,186 de fecha 9 de diciembre de 1991.

II.4.- Bajo el Contrato de Intermediacion Bursatil (segun dicho termino se define mas adelante) lleva a cabo la administracion de los CPO's TVA, los cuales se encuentran depositados en Indeval.

II.5.- No cuenta con ninguna limitante para actuar como Depositario y Ejecutor de la Caucion (segun dicho termino se define mas adelante).


III.-  BONY  en  su  caracter  de   Indenture   Trustee,   por  conducto  de  su
representante, declara que:

III.1.- Es una sociedad legalmente constituida de conformidad con las leyes del Estado de Nueva York, Estados Unidos de America.

III.2.- Su representante cuenta con las facultades necesarias para obligarlo en terminos del presente Contrato.

III.3.- Sera designado Indenture Trustee bajo el Indenture.


                             D E F I N I C I O N E S

Los  siguientes   terminos   tendran  el  significado  que  se  les  atribuye  a
continuacion:

"Aviso de Convocatoria de Asamblea", al aviso que Azteca Holdings o, en su caso, el Indenture Trustee, daran al Depositario respecto de su interes de asistir a la Asamblea General de Accionistas de TV Azteca correspondiente (la "Asamblea de TVA") y a la cual fueren convocados o de la cual tuvieren conocimiento.


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"Bolsa", a la Bolsa Mexicana de Valores, S.A. de C.V.
 -----

"BONY", a The Bank of New York.
 ----

"Caucion",  a la garantia  real sobre los  42,370,449  CPO's TVA que  constituye
 -------
Azteca Holdings, con el objeto de garantizar el cumplimiento de las Obligaciones Garantizadas.

"Contrato  de  Intermediacion  Bursatil"  al  contrato de deposito de titulos en
 --------------------------------------
guarda y administracion, no discrecional, numero 4141, de fecha 29 de julio de 1998, celebrado entre el Depositario con Azteca Holdings, por medio del cual el Depositario lleva a cabo el deposito y administracion de los CPO's TVA, asi como de otros valores propiedad de Azteca Holdings.

"Dias Habiles", aquellos en los que se efectuen operaciones en la Bolsa.
 ------------

"Indenture  Trustee",  a BONY,  en su  caracter  de  indenture  trustee  bajo el
 ------------------
Indenture, o quien en su caso llegare a sustituirlo bajo el propio Indenture.

"Indeval",  a la S.D.  Indeval,  S.A. de C.V.,  Institucion  para el Deposito de
 -------
Valores.

"LMV", a la Ley del Mercado de Valores.
 ---

"Obligaciones  Garantizadas",  se refiere a las  obligaciones de pago a cargo de
 --------------------------
Azteca Holdings (incluyendo, enunciativa mas no limitativamente, el pago de principal, intereses y cualesquiera cantidades adicionales) derivadas del Indenture y del Bono de Azteca Holdings.

"Valores", a las acciones, CPO's (incluyendo, enunciativa mas no limitativamente
 -------
los CPO's TVA), obligaciones y demas titulos de credito, valores o documentos que en su caso se afecten a esta Caucion, incluyendo enunciativa mas no limitativamente los que deriven del pago de dividendos u otros derechos patrimoniales, asi como aquellos resultantes de una conversion, ya sea en un mayor o menor numero de titulos, con iguales o distintas caracteristicas de los valores aqui mencionados, por acuerdo del emisor de los mismos.

     En virtud de los Antecedentes, Declaraciones y Definiciones que anteceden, las partes en el presente convienen en otorgar las siguientes:


                                C L A U S U L A S

PRIMERA.- Azteca Holdings en este acto otorga en Caucion, a favor de BONY en su calidad de Indenture Trustee bajo el Indenture, los CPO's TVA con el objeto de que


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dichos CPO's TVA y, en su caso, los Valores,  garanticen el  cumplimiento de las
Obligaciones Garantizadas.

Sin perjuicio de lo mencionado en el parrafo que antecede, los CPO's TVA y, en su caso, los Valores, quedaran liberados de la presente Caucion en caso de que el Depositario reciba por parte del Indenture Trustee: (i) una notificacion por escrito en donde se senale que las Obligaciones Garantizadas han sido cumplidas en su totalidad (la "Notificacion de Cumplimiento"); o (ii) instrucciones por escrito para liberar parte o la totalidad de los CPO's TVA y, en su caso, los Valores, de conformidad con los terminos y condiciones establecidos en el Indenture (el "Aviso de Liberacion").

Azteca Holdings en este mismo acto otorga en favor del Depositario un mandato irrevocable, a fin de que el mismo en calidad de Depositario, lleve a cabo y ejecute los actos establecidos en el presente Contrato, y en especial para que afecte los CPO's TVA otorgados en Caucion en terminos de este Contrato.

Asimismo y por su parte, el Depositario acepta en este acto el mandato referido y por tanto su calidad de mandatario, a efecto de ejercerlo en los terminos conferidos.

SEGUNDA.- La Caucion materia del presente Contrato quedara constituida en los terminos de los articulos 77, 99 y demas aplicables de la LMV.

TERCERA.- El Depositario se obliga a mantener vigente la Caucion sobre los CPO's TVA y, en su caso, sobre los Valores hasta en tanto no reciba la Notificacion de Cumplimiento o el Aviso de Liberacion.

Azteca Holdings expresamente se obliga a no celebrar acto, convenio o contrato alguno que tenga como consecuencia el extinguir, modificar o limitar los derechos que le correspondan como titular de los CPO's TVA, asi como a no celebrar ningun convenio, contrato o acto por virtud del cual otorgara a un tercero algun derecho sobre los CPO's TVA, transferir o gravar en forma alguna dichos CPO's TVA, excepto aquellos que sean necesarios para ejercer los derechos que les correspondan.

Azteca Holdings se obliga a pagar cualquier impuesto, contribucion, comision o gasto de cualquier indole que le corresponda por virtud de la adquisicion, tenencia o venta de los CPO's TVA y, en su caso, de los Valores, asi como de la celebracion del presente Contrato, del Contrato de Intermediacion Bursatil o del deposito de los CPO's TVA y de los Valores en Indeval.

CUARTA.- Azteca Holdings designa como Ejecutor de la Caucion a Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, quien en este acto acepta tal calidad y quien realizara la venta extrajudicial de los CPO's TVA y, en su caso, de los Valores, en caso de que el Indenture Trustee asi se lo solicite mediante un aviso en los terminos del documento que se anexa al presente como Anexo "F" (el "Aviso de Venta").


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Si por  cualquier  causa el  Depositario o el Ejecutor  decidieran  renunciar al desempeno de su encargo lo haran mediante notificacion por escrito dirigida a Azteca Holdings y al Indenture Trustee. Las partes expresamente convienen que Azteca Holdings dentro de los 5 (cinco) Dias Habiles siguientes a la recepcion de dicha notificacion designara a un nuevo Depositario o Ejecutor, segun sea el caso, y notificara dicho nombramiento al Indenture Trustee.

En caso de que Azteca Holdings no realice dicha designacion, las partes acuerdan que el Indenture Trustee tendra el derecho de designar al Depositario o al Ejecutor correspondiente y le notificara a Azteca Holdings respecto de dicho nombramiento, con la finalidad de que Azteca Holdings realice todos los actos necesarios para que los valores objeto de la presente Caucion se transfieran a las cuentas correspondientes en el Indeval.

QUINTA.- Sujeto a lo establecido en el Indenture, los derechos patrimoniales y corporativos correspondientes a las acciones contenidas en los CPO's TVA, seran ejercidos por Azteca Holdings, hasta en tanto no ocurra alguno de los siguientes supuestos (en adelante denominados los "Supuestos de Incumplimiento"):

        (i) Que se actualice alguna Causal de Incumplimiento (Event of Default, segun dicho termino se define en el Indenture);

        (ii) Que haya sido declarado vencido anticipadamente o llegue la fecha de vencimiento del Bono de Azteca Holdings y, en cualquiera de dichos supuestos, las cantidades derivadas de dicho Bono de Azteca Holdings no hayan sido cubiertas; o

        (iii) QueAzteca Holdings incumpla con las obligaciones pactadas a su cargo en el presente Contrato.

En caso de que se actualice cualquiera de los Supuestos de Incumplimiento y el Ejecutor haya recibido un Aviso de Venta, los derechos economicos y corporativos de los CPO's TVA seran ejercidos por el Depositario, de conformidad con las instrucciones que reciba por parte del Indenture Trustee.

Para que Azteca Holdings o, en su caso, el Indenture Trustee, a traves del Depositario conforme las instrucciones que este le de, esten facultados para ejercer el derecho de voto de las acciones contenidas en los CPO's TVA, deberan dar el Aviso de Convocatoria de Asamblea de que se trate al Depositario, a mas tardar dentro de los 5 (cinco) Dias Habiles anteriores a la celebracion de la Asamblea de TVA respectiva, con el objeto de que el Depositario expida los documentos que hagan constar o certifiquen que los CPO's TVA se encuentran depositados en Indeval, a fin de que Azteca Holdings por un lado o el Depositario de conformidad con las instrucciones que este reciba de parte del Indenture Trustee por el otro lado, o quienes estos designen, pueda


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asistir a la  Asamblea y votar las  acciones  contenidas  en los CPO's TVA en la
Asamblea de TVA correspondiente.

Para efectos de instrumentar lo estipulado en el parrafo inmediato anterior, tan pronto como el Depositario reciba el Aviso de Convocatoria de Asamblea respectivo, este procedera dentro de los 4 (cuatro) Dias Habiles siguientes al dia en que reciba el Aviso de Convocatoria de Asamblea, a suscribir los documentos que se requieran, a efecto de que Azteca Holdings por un lado, o el Depositario de conformidad con las instrucciones que este reciba de parte del Indenture Trustee, por el otro lado o quienes estos designen, puedan asistir a dicha Asamblea y ejerza el derecho de voto correspondiente.

El Depositario no incurrira en responsabilidad alguna cuando por no habersele proporcionado oportunamente el Aviso de Convocatoria de Asamblea, no expida tales documentos.

Si por cualquier causa, una vez entregada la documentacion mencionada en esta Clausula a Azteca Holdings por un lado, o al Depositario de conformidad con las instrucciones que este reciba de parte del Indenture Trustee por el otro lado, o a los apoderados que estos designen, alguno de estos no asistiera o no fuese representado en Asamblea, queda expresamente convenido que el Depositario queda liberado de cualquier responsabilidad respecto del ejercicio de los derechos corporativos que les correspondan.

En caso de que por cualquier motivo los CPO's TVA y/o los Valores dejaren de cotizar en la Bolsa y sea cancelada su inscripcion en el Registro Nacional de Valores de la Comision Nacional Bancaria y de Valores, dentro de los 2 (dos) Dias Habiles siguientes a que ocurra lo anterior, el Depositario debera pignorar los valores correspondientes conforme a los terminos del contrato de prenda mercantil con desposesion que se celebre, sustancialmente en los terminos y condiciones del documento que se anexa al presente como Anexo "G" (el "Contrato de Prenda"), con el objeto de garantizar el cumplimiento de las Obligaciones Garantizadas que aun se encontraren pendientes. Para tal efecto, Azteca Holdings realizara el endoso en garantia prendaria en favor del Indenture Trustee del o de los titulos correspondientes de conformidad con los terminos y condiciones del Contrato de Prenda, con el correspondiente asiento en el libro de registro de accionistas de TV Azteca.

Hasta en tanto no se actualice algun Incumplimiento (Default, segun dicho termino se define en el Indenture) ("Incumplimiento") por parte de Azteca Holdings, todos los dividendos, en acciones o en efectivo, asi como los ingresos obtenidos como consecuencia de una venta, recompra por parte de la emisora o retiro de los CPO's TVA y, en su caso, de los Valores, seran propiedad de Azteca Holdings. En el supuesto de que durante la vigencia del presente Contrato se actualice algun Incumplimiento por parte de Azteca Holdings y (i) se declaren dividendos en acciones o en efectivo en relacion con los CPO's TVA y, en su caso, con los Valores; o (ii) se obtengan ingresos en efectivo como consecuencia de una venta, recompra por parte de la emisora o retiro


                                       7

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de los CPO's TVA y, en su caso,  de los Valores,  las partes  convienen  que los dividendos obtenidos en acciones quedaran en cualquier caso gravados bajo la presente Caucion o el Contrato de Prenda, segun corresponda; y los dividendos o ingresos obtenidos en efectivo seran depositados por el Depositario, el Acreedor Prendario o la persona que corresponda conforme a dicho Contrato de Prenda en el Account Control Agreement, copia del cual se agrega al Indenture como Anexo I-3, en el entendido de que si estos son obtenidos en moneda distinta a la de curso legal en los Estados Unidos de America, el Depositario debera realizar la conversion de los mismos a la moneda de curso legal en los Estados Unidos de America conforme al tipo de cambio para solventar obligaciones denominadas en moneda extranjera pagaderas en la Republica Mexicana, publicado en el Diario Oficial de la Federacion por el Banco de Mexico en la fecha en que dichos dividendos hayan sido recibidos. Copia del Account Control Agreement se agrega al presente como Anexo "H".


SEXTA.- Dentro de los 5 (cinco) Dias Habiles inmediatos posteriores a la fecha en que el Ejecutor reciba por parte del Indenture Trustee el Aviso de Venta, procedera a la venta extrajudicial de los CPO's TVA y, en su caso, de los Valores de conformidad con los terminos y condiciones establecidos en el articulo 99 de la LMV, asi como en el Indenture.

A su vez, el Ejecutor debera notificar por escrito a Azteca Holdings sobre la recepcion del Aviso de Venta en la misma fecha en que el Ejecutor lo reciba. El Aviso de Venta sera el unico requisito necesario para proceder a la venta extrajudicial de los CPO's TVA y, en su caso, de los Valores.

Asimismo, el Ejecutor debera notificar por escrito a Indeval sobre el Aviso de Venta en un plazo de 3 (tres) dias contados a partir de su recepcion, a efecto de que el Indeval se abstenga de realizar cualquier operacion, registro o asiento sobre los CPO's TVA y, en su caso, sobre los Valores.

Dicha notificacion debera ser hecha por el Ejecutor, ante la presencia de Notario o Corredor Publico (junto con el Notario Publico indistintamente, el "Fedatario Publico") o de la primera autoridad politica del lugar, en los domicilios establecidos en la Clausula Novena del presente Contrato, o en su caso, en el nuevo domicilio notificado por ellos conforme a lo previsto en dicha Clausula.

En caso de que no hubiere persona alguna en el domicilio mencionado, o si habiendola se negare a recibir la notificacion en cuestion, el Fedatario Publico que intervenga asentara dicha circunstancia en el escrito de requerimiento, procediendo el Ejecutor a dejar en dicho domicilio la notificacion, o si asi lo elige podra enviarla por correo certificado, la cual surtira plenamente todos sus efectos legales.

Dentro de los 5 (cinco) Dias Habiles posteriores a la recepcion del Aviso de Venta, Azteca Holdings solamente podra oponerse a la venta de los CPO's TVA y, en su caso,


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de los Valores, exhibiendo el importe del adeudo a favor del Indenture Trustee o si el Ejecutor ha recibido el comprobante de pago correspondiente.

Transcurrido el plazo antes senalado, y no habiendo respuesta por parte de Azteca Holdings o habiendola sin satisfacer lo indicado en el parrafo anterior, el Ejecutor procedera a realizar la venta de los CPO's TVA y de los Valores, en uno o varios actos, simultaneos o sucesivos, debiendo realizar dicha venta a traves de la Bolsa al precio corriente en el mercado del dia o dias de su venta.

En caso de incumplimiento de las Obligaciones Garantizadas, el producto de la venta de los CPO's TVA y, en su caso, de los Valores, descontadas las comisiones, gastos, costas y honorarios a que haya lugar de conformidad con lo establecido en el Clausula Octava del presente Contrato y los gastos y costas razonables a favor del Ejecutor realizados por la venta de los CPO's TVA y de los Valores, sera entregado, a mas tardar a los 2 (dos) Dias Habiles inmediatos siguientes a que se realice la venta de los CPO's TVA, por el Ejecutor al Indenture Trustee, a efecto de ser aplicado al cumplimiento de las Obligaciones Garantizadas. En caso de que hubiere remanente tanto en efectivo como en valores, el Indenture Trustee debera ponerlo a disposicion de Azteca Holdings.

El procedimiento de ejecucion de la presente Caucion podra suspenderse en cualquier momento anterior a aquel en que se perfeccione la venta de los CPO's TVA y de los Valores, mediante la recepcion por el Ejecutor de la Notificacion de Cumplimiento, y en el supuesto de que la venta de los CPO's TVA y de los Valores sea realizada en parcialidades, la suspension sera efectiva respecto de aquellas porciones de los CPO's TVA y de los Valores cuya venta no se haya realizado al momento en que se reciba dicha Notificacion de Cumplimiento.

Azteca  Holdings  en este mismo  acto  otorga en favor del  Ejecutor  un mandato irrevocable con caracter de comision mercantil, para que el mismo, en cumplimiento de las obligaciones que adquiere en su calidad de Ejecutor en terminos del presente Contrato, y en el caso de actualizarse los supuestos que se establecen en la presente Clausula, ejecute todos y cada uno de los actos detallados en la presente Clausula, asi como aquellos que sean necesarios o convenientes, para realizar la venta extrajudicial de los CPO's TVA y de los Valores y la aplicacion de su producto, en terminos de la misma, asi como para que instruya a Indeval los traspasos que se requieran en relacion con la venta de los CPO's TVA y de los Valores. Asimismo y por su parte, el Ejecutor acepta en este acto el mandato irrevocable con caracter de comision mercantil referido, a efecto de ejercitarlo, en su caso, en los terminos conferidos.

Azteca Holdings conviene que el Ejecutor podra facultar a otra casa de bolsa autorizada para fungir con tal caracter, segun sea el caso, y realizar las funciones y actividades correspondientes, conforme a lo establecido en el presente Contrato, para el caso de que el Ejecutor se encuentre imposibilitado o deba abstenerse de llevar a cabo las mismas.

SEPTIMA.- La omision por parte del Indenture Trustee del ejercicio de los derechos previstos en este Contrato, en ningun caso tendra el efecto de renuncia de los mismos, ni el ejercicio parcial por parte del Indenture Trustee de cualquier derecho derivado de este Contrato excluye algun otro derecho, facultad
o privilegio.


OCTAVA.- Seran por cuenta y a cargo de Azteca Holdings los gastos, comisiones, impuestos y derechos que se originen por la celebracion y registro de este Contrato, asi como por cualquier modificacion al mismo, asi como de los gastos, honorarios y costas en que incurran el Depositario y el Ejecutor por la ejecucion de la garantia materia de este Contrato.

Azteca Holdings se obliga a pagar a Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero por la aceptacion del cargo de Ejecutor, la cantidad de $50,000.00 (Cincuenta Mil Pesos 00/100 M.N.), mas el Impuesto al Valor Agregado correspondiente. Asimismo y para el caso de llevar a cabo la ejecucion de los CPO's TVA y/o los Valores, Azteca Holdings pagara al Ejecutor una comision equivalente al 1% (uno por ciento), sobre el producto de la venta de dichos valores, mas el correspondiente Impuesto al Valor Agregado, misma que sera descontada del monto que se obtenga por la venta de los CPO's TVA y de los Valores, conforme a lo establecido en esta Clausula.


NOVENA.- Todos los avisos y notificaciones que cualquiera de las partes de este Contrato deba dar a las otras partes, se haran por telefax o por comunicacion escrita que se enviara o entregara a las otras partes, a los siguientes numeros
o domicilios:

Azteca Holdings:              Periferico Sur No. 4121
                              Col. Fuentes del Pedregal
                              C.P. 14141
                              Mexico, D.F.
                              Tel.: 30-99-1313
                              Fax: 30-99-9226
                              Atencion:  Lic.  Francisco  X.  Borrego  Hinojosa
                              Linage  y/o  Carlos Hesles Flores.


El Depositario:               Invex Casa de Bolsa, S.A. de C.V., Invex Grupo
                              Financiero.
                              Paseo de la Reforma No. 10, pisos 21, 22 y 23.
                              Col. Centro, C.P. 06030. Mexico,
                              D.F. Tel.- 53-27-3333 Fax.-
                              53-27-3399 Atencion: Lic. Luis
                              Enrique Estrada Rivero.

El Ejecutor:                  Invex Casa de Bolsa, S.A. de C.V., Invex Grupo
                              Financiero.
                              Paseo de la Reforma No. 10, pisos 21, 22 y 23.
                              Col. Centro, C.P. 06030. Mexico, D.F.
                              Tel.- 53-27-3333
                              Fax.- 53-27-3399
                              Atencion: Lic. Luis Enrique Estrada Rivero.

BONY:                         101 Barclay Street
                              Floor 22 West
                              New York, New York 10286
                              Tel.- (212) 815-5919
                              Fax.- (212) 815-5802/ 03
                              Atencion: Corporate Trust Trustee Administration.

Cualquier notificacion que deba ser entregada al Indenture Trustee debera realizarse de conformidad con los terminos y al domicilio senalado en el Indenture. En el supuesto de que alguna de las partes cambie su domicilio, esta debera dar aviso a las otras partes y al Indenture Trustee sobre el nuevo domicilio, con una anticipacion de 15 (quince) Dias Habiles a la fecha en que se pretenda que tal cambio de domicilio surta efectos. En el caso de que la parte respectiva no de aviso oportunamente, se tendran por validos los avisos y notificaciones realizadas en el domicilio anterior.

A efecto de dar cumplimiento con lo establecido en la presente Clausula, en el supuesto de que durante la vigencia del presente Contrato (i) el Indenture Trustee haya cambiado su domicilio y el Indenture Trustee, de conformidad con los terminos y condiciones del Indenture, se lo hubiere notificado a Azteca Holdings; y/o (ii) los terminos senalados en el Indenture para la realizacion de las notificaciones al Indenture Trustee hayan sido modificadas, Azteca Holdings de manera inmediata debera notificar por escrito dicho cambio o modificacion a Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, en su caracter de Depositario o Ejecutor, segun corresponda.

DECIMA.- Para efectos de dar cumplimiento, en su momento, a lo dispuesto por el articulo 99 de la LMV, el Depositario se obliga dentro de los 10 (diez) Dias Habiles siguientes a la fecha de suscripcion de este Contrato a: (i) solicitar al Indeval el incremento de su cuenta de valores depositados en garantia, segun sea necesario; y (ii) realizar los asientos necesarios en el estado de cuenta que emita, en forma tal que quede inscrita esta Caucion en sus registros. Azteca Holdings debera proporcionar al Indenture Trustee evidencia del cumplimiento por parte del Depositario de lo dispuesto en la presente Clausula, dentro de los 2
(dos) dias habiles siguientes a la fecha en que dicho cumplimiento se haya llevado a cabo.

DECIMO PRIMERA.- Cualquier modificacion o reforma al presente Contrato, y cualquier dispensa para que el Depositario cumpla con cualquiera de sus obligaciones conforme al presente Contrato, causara sus efectos siempre y cuando no se contravengan las disposiciones legales vigentes y la misma cuente con el previo consentimiento por escrito del Indenture Trustee dirigido al Ejecutor en tanto el Bono Azteca Holdings continue vigente.


DECIMO SEGUNDA.- El presente Contrato se dara por terminado en el momento en que el Indenture Trustee entregue: (i) la Notificacion de Cumplimiento en la cual se senale que las Obligaciones Garantizadas han sido cumplidas en su totalidad; o
(ii) un Aviso de Liberacion en relacion con la totalidad de los CPO's TVA y, en su caso, de los Valores.


DECIMO TERCERA.- Azteca Holdings se obliga a indemnizar al Indenture Trustee, al Ejecutor, al Depositario y a su personal, respectivamente, en caso de que se presente alguna reclamacion, procedimiento, juicio o demanda en contra de alguno de ellos, en virtud de cualquiera de los actos que realicen en relacion con el presente Contrato. Por tanto, Azteca Holdings se obliga a reembolsar al Indenture Trustee, al Ejecutor, al Depositario y a su personal, respectivamente, cualquier gasto o erogacion de cualquier naturaleza (incluyendo gastos relacionados con los honorarios legales) en que incurran o cualquier dano o perjuicio que sufran en virtud de alguna reclamacion, juicio, procedimiento o demanda entablada en Mexico o en el extranjero, en contra del Indenture Trustee, el Ejecutor, el Depositario y/o su personal respectivo, en relacion con cualesquiera de los actos que se lleven a cabo en los terminos del presente Contrato.


DECIMO CUARTA.- Las partes convienen que en cualquier venta de valores realizada de conformidad con el presente Contrato, el Ejecutor vigilara el cumplimiento de la legislacion aplicable en materia de valores en los Estados Unidos Mexicanos y cualquier otra que resultare aplicable y respondera por los danos y perjuicios que se causen con motivo de cualquier incumplimiento de las mismas.


DECIMO QUINTA.- Para la interpretacion y cumplimiento del presente Contrato, las partes del mismo se someten expresamente a la jurisdiccion de las Leyes y tribunales competentes de la Ciudad de Mexico, Distrito Federal, renunciando a cualquier fuero que pudiere corresponderles por razon de sus domicilios presente
o futuros.

DECIMO SEXTA.- Las partes acuerdan que el presente Contrato se celebrara en 4 ejemplares originales, quedando cada uno de ellos en poder de cada una de las partes, mismas que en su conjunto formaran uno y el mismo documento.


Leido que fue el presente Contrato, las partes lo suscriben de conformidad en los lugares y en las fecha que a continuacion se indica.


                                 AZTECA HOLDINGS
                          Azteca Holdings, S.A. de C.V.


                        /s/ Ricardo Benjamin Salinas Pliego
                        -----------------------------------
                        Por: Ricardo Benjamin Salinas Pliego
                        Cargo: Representante Legal.
                        Fecha: 12 de mayo de 2003.
                        Lugar de Firma: Mexico, Distrito Federal.


                                 EL DEPOSITARIO
                        Invex Casa de Bolsa, S.A. de C.V.
                             Invex Grupo Financiero


                        /s/ Luis Enrique Estrada Rivero
                        -----------------------------------
                        Por: Luis Enrique Estrada Rivero
                        Cargo: Representante Legal.
                        Fecha: 12 de mayo de 2003.
                        Lugar de Firma: Mexico, Distrito Federal.


                                   EL EJECUTOR
                        Invex Casa de Bolsa, S.A. de C.V.
                             Invex Grupo Financiero


                        /s/ Luis Enrique Estrada Rivero
                        -----------------------------------
                        Por: Luis Enrique Estrada Rivero
                        Cargo: Representante Legal.
                        Fecha: 12 de mayo de 2003.
                        Lugar de Firma: Mexico, Distrito Federal.

                                      BONY
          The Bank of New York, como beneficiario de la Caucion, en su caracter de Indenture Trustee bajo el Indenture


                        /s/ Miguel Barrios
                        --------------------------------
                        Por: Miguel Barrios
                        Cargo: Representante Legal
                        Fecha: 12 de mayo de 2003
                        Lugar de Firma:  Nueva York, Nueva York,
                        Estados Unidos de America.












                        La presente hoja de firmas corresponde al Contrato de Caucion Bursatil sobre CPO's de TV Azteca, S.A. de C.V., de fecha 12 de mayo de 2003, celebrado entre Azteca Holdings, S.A. de C.V., Invex Casa de Bolsa, S.A. de
                           C.V., Invex Grupo Financiero, y The Bank of New York.

                                     ANEXO A

                            Escritura Constitutiva y
                     Acta de Asamblea General Extraordinaria
                 de Accionistas de Azteca Holdings, S.A. de C.V.

                                     ANEXO B

                          Poder del Representante Legal
                        de Azteca Holdings, S.A. de C.V.

                                     ANEXO C

                       Contrato de Intermediacion Bursatil

                                     ANEXO D

           Escritura Constitutiva de Invex Casa de Bolsa, S.A. de C.V.
                             Invex Grupo Financiero

                                     ANEXO E

                          Poder del Representante Legal
                      de Invex Casa de Bolsa, S.A. de C.V.
                             Invex Grupo Financiero

                                     ANEXO F

                                 Aviso de Venta.

                                     ANEXO G

                               Contrato de Prenda

                                     ANEXO H

                            Account Control Agreement

                                                           Courtesy Translation.

THIS SECURITIES PLEDGE AGREEMENT (CAUCION BURSATIL) (THIS "AGREEMENT"), IS ENTERED INTO BY AND AMONG AZTECA HOLDINGS, S.A. DE C.V., HEREIN REPRESENTED BY MR. RICARDO BENJAMIN SALINAS PLIEGO, ("AZTECA HOLDINGS"); INVEX, CASA DE BOLSA, S.A. DE C.V., INVEX GRUPO FINANCIERO, HEREIN REPRESENTED BY MR. LUIS ENRIQUE ESTRADA RIVERO, (HEREINAFTER, REFERRED TO AS THE "ESCROW AGENT") (DEPOSITARIO); INVEX, CASA DE BOLSA, S.A. DE C.V., INVEX GRUPO FINANCIERO, HEREIN REPRESENTED BY LUIS ENRIQUE ESTRADA RIVERO (HEREINAFTER REFERRED TO AS THE "EXECUTOR"); AND THE BANK OF NEW YORK, HEREIN REPRESENTED BY MR. MIGUEL BARRIOS (HEREINAFTER REFERRED TO AS "BONY" OR THE "INDENTURE TRUSTEE") IN ACCORDANCE WITH THE FOLLOWING RECITALS, DECLARATIONS, DEFINITIONS AND CLAUSES:


                                    RECITALS

1. Whereas, Azteca Holdings and Bony shall be parties to that certain indenture to be dated May 13, 2003 (the "Indenture"), pursuant to which Azteca Holdings issued its 10 3/4% Senior Secured Notes due June 15, 2008 (the "Azteca Holdings Notes").

2. Under the Indenture, Azteca Holdings shall agree to pledge as collateral for the Azteca Holdings Bonds, among other things, 42,370,449 ordinary participation certificates ("CPOs") of TV Azteca S.A. de C.V. ("TV Azteca") owned by Azteca Holdings (the "TVA CPOs").

                                  DECLARATIONS


I. - Azteca Holdings hereby declares, through its legal representative, that:

I.1. Azteca Holdings, S.A. de C.V. is a company legally incorporated under the Laws of the United Mexican States ("Mexico"), as evidenced by public instrument No. 45,888 dated June 23, 1992, granted before Notary Public No. 140 of the Federal District, Mr. Jorge Alfredo Dominguez Martinez, which first testimony was duly registered at the Public Registry of Commerce of the Federal District, under mercantile folio No. 171,099, on March 9, 1993, under the name of Impulsora de Frecuencias, S.A. de C.V. Likewise, by public instrument No. 45,990, dated April 16, 1997, granted before Notary Public No. 147 of the Federal District, Mr. Francisco Javier

Gutierrez Silva, which first testimony was duly registered before the Public Registry of Commerce of the Federal District under mercantile folio No. 171,099 on May 21, 1997, the formalization of the General Extraordinary Shareholders' Meeting Minute of Impulsora de Frecuencias, S.A. de C.V., by which the shareholders agreed to change the name of the company for Azteca Holdings, S.A. de C.V. Copy of such documents are attached herewith as Exhibit "A".

I.2. Its legal representative is duly empowered to execute this agreement, as evidenced by public instrument No. 48, 146, dated May 7,th 1993, granted before Jorge Alfredo Domingez Martinez, Esq., Notary Public No. 140 for the Federal District dated june 9, 1993, which to this date have not been revoked, modified nor limited in any manner. A copy of such public instrument is attached hereto as Exhibit "B".

I.3. It is the legitimate owner and legal beneficiary, of the 42,370,449 TVA CPOs, free of all liens, guarantee or any other encumbrance or third party rights.

I.4. It appears in this Agreement in order to grant a Pledge on and with respect to all of the TVA CPOs, in order to guarantee the Guaranteed Obligations, as such term is hereinafter defined.

I.5. On the date of execution hereof, the TVA CPOs that will be pledged under this Caucion Bursatil are deposited with the Indeval, (as such term is hereafter defined) as provided by the Securities Broker Agreement(as such term is hereafter defined), executed by the Escrow Agent, a copy of which is attached hereto as Exhibit"C".

I.6. The execution, compliance and delivery of the Securities Pledge (as such term is hereafter defined) does not contravene any applicable law, the estatutos sociales of Azteca Holdings or any other contractual restriction which could limit Azteca Holdings or any of its properties.

I.7. All necessary authorizations or approvals have been granted and fulfilled in order to validly execute this Agreement and to comply its terms and conditions.

I.8. To the best of its knowledge, no legal action or proceeding that could affect the egality or validity of this Agreement of the TVA CPOs is pending or threatened against it before any court, governmental agency or arbitrator.

II.- Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, in its capacity as Escrow Agent and Executor, hereby declares through its legal representative that:

II.1. It is a corporation legally incorporated under the laws of Mexico, as certified by the Public Instrument which is attached hereto as Exhibit "D".

II.2. Its legal representative is duly empowered to execute this agreement, as evidenced by public instrument No. 48, 146, dated May 7,th 1993, granted before Mr. Jorge Alfredo Domingez Martinez, , Notary Public No. 140 for the Federal District dated June 9, 1993, which to this date have not been revoked, modified nor limited in any manner. A copy of such public instrument is attached hereto as Exhibit "E".

II.3. It is fully authorized to act as a securities brokerage firm, as evidenced by official communication No. 10,186, issued by the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) on December 9, 1991.

II.4. Under the provisions of the Securities Broker Agreement, it manages the CPOs that have been deposited with the Indeval.

I.5. It is fully authorized to act as a stock brokerage firm and that to that effect it is registered in the Intermediaries Section of the National Registry of Securities and Intermediaries under No. 333, as per official letter issued by the National Securities Commission (today National Banking and Securities Commission) identified with No. 10,186 and dated December 9, 1991.


III. The BONY, in its capacity as Indenture Trustee, hereby declares through its legal representative that:

III.1. It is a corporation duly incorporated under the laws of the State of New York, United States of America.

III.2. Its legal representative is fully empowered to bind BONY under the terms of this Agreement.

III.3.    It shall be appointed as Indenture Trustee under the Indenture.

                                   DEFINITIONS

The following terms shall have the meaning ascribed to them as follows:

BONY.- The Bank of New York.

GUARANTEED OBLIGATIONS.- The payment obligations of Azteca Holdings (including, but not limited to, payment of principal, interests and any other additional amounts) arising out of the Indenture and Azteca Holdings Notes.

INDENTURE TRUSTEE.- Bony, in  its  capacity   as  indenture  trustee  under  the
indenture or its successor under the Indenture.

INDEVAL.- S.D. Indeval, S.A. de C.V., Securities Deposit Entity.

LMV.- The Mexican Securities Law or Ley del Mercado de Valores.

NOTICE OF MEETING.- The notice that Azteca Holdings or the Indenture Trustee, as the case may be, shall give to the Escrow Agent, with respect to its intention to attend the corresponding General Shareholders Meeting (the "TVA Meeting") to which it has been called upon or of which they may have knowledge of.

SECURITIES PLEDGE.- The securities pledge of the 42,370,449 TVA CPOs granted by Azteca Holdings pursuant to this Agreement in order to secure compliance of the Guaranteed Obligations.

SECURITIES.- All  those  shares,  CPOs,  (including,  but not limited to the TVA
CPOs), liabilities and other negotiable instruments, or documents that respectively may be pledged under this Securities Pledge (including but not limited to those resulting from the payment of dividends or other economic rights as well as those resulting from a conversion, whether in a greater or in a smaller number of securities, with the same or different characteristics as those of the Securities herein described by agreement of the issuer of the same.

SECURITIES BROKER AGREEMENT.- The agreement for the deposit of the Securities under non discretional guardianship and administration No. 4141 dated July 29, 1998, entered into by the Escrow Agreement and Azteca Holdings by means of which the Escrow Agent undertakes to perform the guardianship and administration of the TVA CPOs, as well as other securities property of Azteca Holdings.

STOCK EXCHANGE.- Bolsa Mexicana de Valores, S.A. de C.V.

WORKING DAYS.- Those days when Stock Exchange operations take place.

In witness of the above Considerations, Declarations and Definitions, the parties agree to the following:

                                     CLAUSES

FIRST.- Azteca Holdings hereby grants a securities pledge (Caucion Bursatil or "Securities Pledge", as such term hereinafter defined) in favor of BONY, in its capacity as Indenture Trustee under the Indenture, over the TVA CPOs and the other Securities, if any, in order to guarantee the fulfillment of the Guaranteed Obligations.

Notwithstanding the above, the TVA CPOs and the other Securities, if any, shall be released from the Pledge in the event that the Escrow Agent receives from the Indenture Trustee (i) a notice stating that the Guaranteed Obligations have been fully complied with (the "Notice of Compliance") or (ii) written instructions for the release of all or a portion of the TVA CPOs and other Securities, if any, in accordance with the terms of the Indenture ("Notice of Release").

Azteca Holdings hereby grants in favor of the Escrow Agent an irrevocable power of attorney so that, in its capacity as Escrow Agent, it shall perform and execute its obligations under this Agreement, including the pledge of the TVA CPOs and the other Securities, if any, pledged under the terms of this Agreement.

Likewise, the Escrow Agent hereby accepts the above-said power of attorney and appointment as Escrow Agent, in order to exercise such powers in the terms contained herein.

SECOND.- The Pledge is granted herein by Azteca Holdings under the terms of Articles 77, 99, and other applicable articles of the LMV.

THIRD.- The Escrow Agent shall maintain the Pledge on the TVA CPOs and other Securities, if any, in full force and effect until such time as when the Escrow Agent receives a Notice of Compliance or a Notice of Release with respect to such TVA CPOs or other Security, if any.

Azteca Holdings hereby expressly covenants that it shall not shall enter into any agreement or perform any act that may result in the termination or limitation of its rights as holder of the TVA CPOs as well as any other agreement or act by virtue of which it would grant to a third party any right over the TVA CPOs, nor to transfer or encumber in any manner such TVA CPOs, except for those acts or agreements required to exercise the rights corresponding to it.

Azteca Holdings shall pay, or cause to be paid, all taxes, contributions, commissions or expenses of any nature resulting from the acquisition, ownership or sale of TVA CPOs or the other Securities, if any, as well as from the execution of this Agreement, the

Securities Broker Agreement or from the depositof the TVA CPOs or the other Securities, if any, with the Indeval.

FOURTH.- Azteca Holdings hereby appoints, Invex, Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, as Executor of the Pledge; Invex, Casa de de Bolsa, S.A. de C.V., Invex Grupo Financiero hereby accepts such appointment and agrees to perform the extra judiciary sale of the TVA CPOs and the other Securities, if any, only upon receipt of a notice from the Indenture Trustee in the form attached hereto as Exhibit "F" (a "Notice of Sale").

In the event the Escrow Agent or the Executor decided to resign from its appointment, it shall notify Azteca Holdings and the Indenture Trustee in writing. The parties hereby expressly agree that, within 5 (five) Working Days following receipt of such notice of resignation, Azteca Holdings shall designate a new Escrow Agent or Executor, as the case may be, and shall notify the Indenture Trustee of such appointment.

In the event that Azteca Holdings does not make such appointment within the abovementioned term, the parties agree that the Indenture Trustee shall be entitled to appoint the Escrow Agent or the Executor and shall notify Azteca Holdings of such appointment in order to permit Azteca Holdings to carry out all actions required for the transfer of the Securities pledge herein to the corresponding accounts with Indeval.

FIFTH.- Subject to the terms of the Indenture, the economic and corporate rights corresponding to the TVA CPOs shall be exercised by Azteca Holdings as long as none of the following events has occurred (supuestos de incumplimiento) (hereinafter referred to as "Default Events"):

          (i) An Event of Default (as such term is defined in the Indenture) has occurred and is continuing;

          (ii) The Azteca Holdings Notes have been declared due and payable in advance or on maturity and, in any of such events, all amounts due have not been paid; or

          (iii) Azteca Holdings fails to comply with any of its obligations contained herein.

If any of the above Default Events occur and a Notice of Sale (as defined herein) has been delivered to the Executor, the corporate and economic rights of the TVA CPOs shall be exercised by the Escrow Agent in accordance with instructions received from the Indenture Trustee.

In order for Azteca Holdings, on the one hand, or the Indenture Trustee, acting through the Escrow Agent in accordance with instructions from the Indenture Trustee, on the other hand, to be entitled to exercise the voting rights on the TVA CPOs, a Notice of Meeting shall be given by Azteca Holdings to the Escrow Agent no later than 5 (five) Working Days prior to the date of the respective TVA Meeting, in order that Azteca Holdings, on the one hand, or the Escrow Agent in accordance with instructions received from the Indenture Trustee, on the other hand, or any person appointed by them, may issue any necessary documents certifying that the TVA CPOs are deposited with the Indeval, so that Azteca Holdings acting on its own behalf, on the one hand, or the Escrow Agent in accordance with instructions received from the Indenture Trustee, on the other hand, or th persons appointed by them, can attend the TVA Meeting and exercise the corporate rights of the TVA CPOs in the corresponding TVA Meeting.

In order to implement the provisions of the preceding paragraph, as soon as the Escrow Agent receives a Notice of Meeting and in any event within 4 (four) Working Days after the Notice of Meeting is received, the Escrow Agent shall subscribe the documents required in order for Azteca Holdings, on the one hand, or the Escrow Agent in accordance with instructions received from the Indenture Trustee, on the other hand, or the persons appointed by them, can attend such TVA Meeting and exercise the corresponding voting rights.

The Escrow Agent shall not be liable for not issuing the corresponding documents in the event that the Notice of Meeting is not given in a timely manner.

If, for any reason, once the documents mentioned in the above paragraph are delivered to Azteca Holdings, on the one hand, or the Escrow Agent in accordance with instructions received from the Indenture Trustee, on the other hand, or its designees, any of such persons do not attend or is not represented at the TVA Meeting, it is hereby expressly agreed that the Escrow Agent shall be released of any liability regarding the exercise of the corporate rights corresponding to the TVA CPOs.

In the event that, for any reason, the TVA CPOs, and/or the Securities, cease to be quoted in the Stock Exchange and its registration at the Registro Nacional de Valores of the Comision Nacional Bancaria y de Valores is cancelled, within the following two (2) Working Days, the Escrow Agent shall pledge the corresponding securities under the terms of a prenda mercantil with transfer of possession substantially in the form attached hereto as Exhibit "G" ("Pledge Agreement") in order to guarantee the fulfillment of any outstanding Guaranteed Obligations.
For such purposes, Azteca Holdings shall endorse the corresponding share certificates as collateral (endoso en garantia prendaria) in favor of the Indenture Trustee, under the terms of such Pledge Agreement, with the corresponding entry into the corporate books of TV Azteca.

As long as a Default Event has not occurred, Azteca Holdings shall be the owner of all dividends, whether cash dividends or dividends declared in shares, as well as all proceeds from the sale, repurchase by the issuer or retirement of the TVA CPOs and the Securities, if any, shall be the property of Azteca Holdings. In the event that during the term of this Agreement, a Default Event attributable to Azteca Holdings occurs and is continuing, and (i) dividends are declared, whether cash dividends or dividends declared in shares, in connection with the TVA CPOs or the Securities, if any, or (ii) any cash proceeds are obtained from a sale, repurchase by the issuer or retirement of the TVA CPOs or the Securities, if any, the parties hereby agree that such dividends declared in shares shall be pledged under this Securities Pledge or under the Pledge, as the may be, and any cash dividends or proceeds shall be deposited by the Escrow Agent, the Pledgee or the corresponding party under such Pledge Agreement, in the Account Control Agreement, copy of which is attached to the Indenture as Exhibit "I-3", provided that if such dividends or proceeds are obtained in a currency other than US
Dollars, Legal Currency of the United States, the Escrow Agent shall make the conversion of such currency into U.S. dollars at the exchange rate in effect published by Banco de Mexico on the date such cash is received. A copy of the Account Control Agreement is attached hereto as Exhibit "H".

SIXTH.- The Executor, within 5 (five) Working Days after receipt of the Notice of Sale from the Indenture Trustee, will promptly proceed with the extra judiciary sale of the TVA CPOs and the other Securities, if any, in accordance with the terms and conditions set forth in Article 99 of the LMV, as well as with the terms and conditions set forth in the Indenture.

Likewise, the Executor shall promptly give written notice to Azteca Holdings of its receipt of the Notice of Sale on the same date of such receipt. Such Notice of Sale shall be the only necessary requirement to perform the extra judiciary sale of the TVA CPOs and other Securities, if any.

The Executor shall inform also Indeval about this Notice of Sale within 3 (three) days of its receipt thereof, in order to enable Indeval to abstain from performing any operations or making any entries or recordations with respect to the TVA CPOs, or the other Securities, if any.

Such notice shall be given by the Executor at the addresses mentioned in Clause Ninth hereof or, as the case may be, at the new addresses provided by such parties under the terms of such Clause Ninth, before the presence of a Notary Public, a Public Broker (together with a Notary Public, either shall be a "Public Officer") or the first political authority of the locality.

In the event nobody is present in the aforementioned addresses, or if the notification i s refused, the participating Public Officer shall make a note of that circumstance in the requirement writ, and the Executor shall proceed to leave in such address the notification or, if that may be the case, to send it by certified mail, and it shall be construed as having full legal effect.

Within 5 (five) Working Days after receipt of the Notice of Sale, Azteca Holdings may only oppose the sale of the TVA CPOs and the other Securities, if any, if the amount due has been paid to the Indenture Trustee or evidence of the full payment has been delivered to the Executor.

After such term has expired without a response from Azteca Holdings, or if such response is not satisfactory pursuant to the preceding paragraph, the Executor shall proceed to perform the sale of TVA CPOs and the other Securities, if any, in one or more simultaneous or succeeding transactions, and such sales must be made through the Stock Exchange at the then current market price on the date or dates for such sales.

In the event of non compliance with the Guaranteed Obligations, the proceeds of the sale of the TVA CPOs or the other Securities, if any, less commissions, expenses, and fees specified in Clause Eight hereof, and the Executor's actual and reasonable expenses and costs incurred in connection with the sale of the TVA CPOs and the other Securities, if any, shall be turned over by the Executor to the Indenture Trustee no later than 2 (two) days following such sale in order to be applied to the payment of the Guaranteed Obligations. Should any remaining proceeds exist either in cash or in securities, the Indenture Trustee shall make them available to Azteca Holdings.

The enforcement procedure of this Securities Pledge may be interrupted at any time before the sale of the TVA CPOs and the other Securities, if any, is completed, by means of the receipt by the Executor of the Compliance Notice. In the event the TVA CPOs and the other Securities, if any, are sold partially, the interruption shall be effective with respect to those portions of the TVA CPOs and the other Securities, if any, the sale of which has still not been performed when the Compliance Notice has been received.

Azteca Holdings hereby grants in favor of the Executor an irrevocable power of attorney in the nature of a commercial commission, pursuant to which, in compliance with the obligations acquired in its capacity as Executor under the terms of this Agreement, and if the conditions established in this Clause are met, it may execute each and every act detailed in this Clause, as well as those it may deem necessary or convenient, directed to the performance of the extra judiciary sale of the TVA CPOs and the other Securities, if any, and to apply the proceeds thereof pursuant to the terms set forth herein, and instruct the Indeval to make the necessary transfers related with the sale of the TVA CPOs and the other Securities, if any. Likewise, and in its turn, the Executor hereby accepts the above-mentioned irrevocable power of attorney in the nature of a commercial commission, in order to execute it, as the case may be, in the terms set forth herein.

Azteca Holdings hereby agrees that the Executor shall be able to appoint another brokerage firm to act in the same capacity as it, to carry out the corresponding duties and actions, pursuant to the provisions of this Agreement, in the event the Executor is unable or must abstain from performing them.

SEVENTH.- Failure by the Indenture Trustee to exercise its rights under this Agreement shall not, in any event, imply a waiver thereof , nor shall the exercise, in part, of any right derived from this Agreement by the Indenture Trustee exclude any other right, power or privilege.


EIGHT.- All expenses, commissions, taxes and fees as may be derived from the execution and formalization of this Agreement and of any amendment hereof, as well as all the expenses, fees, and costs incurred by the Escrow Agent and the Executor due to the execution of the guarantee matter of this Agreement shall be on the account of Azteca Holdings.

Azteca Holdings undertakes to pay Invex, Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, n account of its acceptance of the position of Executor, the amount of Ps.$50,000.00 (Fifty Thousand Mexican Pesos 00/100), plus the corresponding Value Added Tax ("VAT"). Likewise, and in case the sale of the TVA CPOs and/or the other Securities takes place, Azteca Holdings shall pay the Executor a commission equivalent to 1% (one percent) on the proceeds of the sale of the securities, plus the corresponding VAT. The commission shall be deducted from the amount obtained for the sale of the TVA CPOs and the other Securities, if any, in accordance with the provision of this Clause Eight.

NINTH.- All notices and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered by facsimile transmission or courier to the parties at the following addresses or facsimile numbers:

AZTECA HOLDINGS:             Periferico Sur No. 4121
                             Colonia Fuentes del Pedregal, C.P. 14141
                             Mexico, D.F.
                             Tel.: (52) 5420-1313
                             Fax: (52) 5420-1409
                             Attention:   Mr.   Francisco  X.  Borrego  Hinojosa
                             Linage and/or Mr. Carlos Hesles Flores.

ESCROW AGENT:                Edificio Torre Caballito
                             Paseo de la Reforma No. 10, floors 21, 22, and 23
                             Colonia Centro, C.P. 06030.
                             Mexico, D.F.
                             Tel.: (52) 5327-3333
                             Fax.: (52) 5327-3399
                             Attention: Mr. Luis Enrique Estrada Rivero.

EXECUTOR:                    Edificio Torre Caballito
                             Paseo de la Reforma No. 10, floors 21, 22, and 23
                             Colonia Centro, C.P. 06030.
                             Mexico, D.F.
                             Tel.: (52) 5327-3333
                             Fax.: (52) 5327-3399
                             Attention: Mr. Luis Enrique Estrada Rivero


BONY:                        101 Barclay Street
                             Floor 22 West,
                             NY, NY 10286
                             Tel: (212) 815 5919
                             Fax: (212) 815 5802/03
                             Attention: Corporate Trustee Administration.

Notices to the Indenture Trustee shall be delivered in accordance with the terms therefor and to the address set forth in the Indenture. Any party from time to time may change its address, facsimile number or other information for the purposes of notices to that party, as long as it notifies the other parties of such change within 15 (fifteen) Working Days prior written notice specifying such changes to the other parties hereto. As long as no such change of address notice has been received by the other parties in accordance herewith, notices delivered at the address indicated above shall be effectively given.

In order to comply with this Clause Ninth, in the event that during the term of this agreement (I) the Indenture Trustee has changed its domicile and the Indenture Trustee, in accordance with the terms and conditions of the Indenture, has notified such circumstance to Azteca Holdings; and/or (ii) the terms set forth in the Indenture for notices to the Indenture Trustee have been modified, Azteca Holdings shall immediately notify in writing such change to Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, in its capacity as Escrow Agent or Executor, as the case may be.

TENTH.- For purposes of Article 99 of the LMV, the Escrow Agent shall, within 10
(ten) Working Days following the date of execution of this Agreement (i) request Indeval to increase its account of securities deposited in guarantee as may be necessary and (ii) make the necessary entries in the account statements issued by the Escrow Agent so that this Securities Pledge is registered in its records. Azteca Holdings shall provide the Indenture Trustee evidence the Escrow Agent's compliance with the provisions in this Clause within 2 (two) Working Days following the date on which compliance has been effected.

ELEVENTH.- Any amendment or change to this Agreement, and any exemption to the Escrow Agent for the compliance of its obligations under this Agreement, shall be effective provided that current legal provisions are not infringed and that the Indenture Trustee has expressed its prior consent in writing to the Executor for so long as the Azteca Holdings Notes are outstanding.

TWELFTH.- This Agreement shall be terminated when the Indenture Trustee delivers
(i) a Notice of Compliance to the Escrow Agent stating that all of the Guaranteed Obligations have been fulfilled or (ii) a Notice of Release with respect to all of the then remaining TVA CPOs and other Securities, if any.

THIRTEENTH.- Azteca Holdings hereby undertakes to hold the Indenture Trustee, the Executor, the Escrow Agent and their respective personnel, harmless in case that any claim, proceedings, litigation or action is filed against any of them, by virtue of the acts performed in connection with this Agreement. Therefore, Azteca Holdings hereby undertakes to reimburse the Indenture Trustee, the Executor, the Escrow Agent and their respective personnel for any expense or disbursement of any kind (including legal fees) incurred by them or any damages or prejudices sustained by them by reason of any claim, proceedings, litigations or lawsuits filed, either in Mexico or abroad, against the Indenture Trustee, the Executor, the Escrow Agent and their respective personnel related to any of the acts performed in pursuance of the terms of this Agreement.

FOURTEENTH.- The parties agree that in any sale of securities performed in accordance with the terms of this Agreement, the Executor shall supervise the compliance of all applicable securities laws in Mexico and any other which may be applicable and shall be liable for damages and lost profits caused for non-compliance with such provisions.

FIFTEENTH.- For the interpretation and performance of this Agreement, the parties hereby expressly and irrevocably submit to the applicable laws and the jurisdiction of the competent Courts of Mexico City, Federal District, and, the parties hereby expressly and irrevocably waive any other jurisdiction to which they may be entitled by virtue of their present or future domicile or otherwise.

SIXTEENTH.- The parties agree that this Agreement shall be executed in 4 (four) counterparts, each of which shall remain in possession of the respective party, which in the aggregate shall constitute one single document.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, in such places and on the dates set forth hereinbelow.


                                AZTECA HOLDINGS
                          Azteca Holdings, S.A. de C.V.


                          /s/ Ricardo Benjamin Salinas Pliego
                          -----------------------------------
                          By: Ricardo Benjamin Salinas Pliego
                          Position:  Legal Representative
                          Date: May 12, 2003
                          Place: Mexico, D.F.


                                  ESCROW AGENT
                        Invex Casa de Bolsa, S.A. de C.V.
                             Grupo Financiero Invex


                          /s/ Luis Enrique Estrada Rivero
                          -------------------------------
                          By: Luis Enrique Estrada Rivero
                          Position: Legal Representative.
                          Date: May 12, 2003
                          Place: Mexico, D.F.


                                    EXECUTOR
                        Invex Casa de Bolsa, S.A. de C.V.
                             Grupo Financiero Invex


                          /s/ Luis Enrique Estrada Rivero
                          -------------------------------
                          By: Luis Enrique Estrada Rivero
                          Position: Legal Representative.
                          Date: May 12, 2003
                          Place: Mexico, D.F.

                                      BONY
                     The Bank of New York as beneficiary of
                    the Securities Pledge in its capacity of
                           Indenture Trustee under the
                                   Indenture.


                          /s/ Miguel Barrios
                          -------------------------------
                          By: Miguel Barrios
                          Position: Legal Representative.
                          Date: May 12, 2003
                          Place: New York, New York